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Exhibit 99

NEWS RELEASE

Tenet Healthcare Corporation Headquarters Office 3820 State Street Santa Barbara, CA 93105 Tel 805.563.6855 Fax 805.563.6871 http://www.tenethealth.com	Contacts:	Investors:	Paul Russell (805) 563-7188
Diana Takvam (805) 563-6883
		Media:	Harry Anderson (805) 563-6816

Tenet Announces Debt Offering

    SANTA BARBARA, Calif.—October 26, 2001—Tenet Healthcare Corporation (NYSE: THC) announced today that it is offering $1 billion of 10-year senior unsecured notes to qualified institutional buyers through a private placement pursuant to rule 144A. Proceeds will be used to repay existing bank debt.

    Because the notes are being offered through a private placement, they have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

# # #

    Certain statements in this release may constitute forward-looking statements. They are based on management's current expectation and could be affected by numerous factors and are subject to various risks and uncertainties. Certain of those risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K and quarterly reports of Form 10-Q. Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

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  Exhibit 99
Tenet Announces Debt Offering